UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 19, 2019

Entergy Arkansas, LLC
(Exact name of registrant as specified in its charter)

Arkansas	1-10764	83-1918668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 West Capitol Avenue, Little Rock, Arkansas		72201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(501) 377-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events.

On March 13, 2019, Entergy Arkansas, LLC (the “Company”) entered into an Underwriting Agreement for the sale of $350,000,000 aggregate principal amount of its First Mortgage Bonds, 4.20% Series due April 1, 2049 (the “Bonds”). The sale of the Bonds closed on March 19, 2019. The Bonds were registered under the Securities Act of 1933, as amended, by means of the Company’s automatic shelf Registration Statement on Form S-3, as amended by Post-Effective Amendments Nos. 1, 2, 3, and 4 thereto (No. 333-213335-06).
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.
4.39	Supplemental Indenture establishing the terms of the Bonds.
5.02	Opinion of Morgan, Lewis & Bockius LLP with respect to the Bonds.
5.03	Opinion of Friday, Eldredge & Clark, LLP with respect to the Bonds.
5.04	Opinion of Duggins Wren Mann & Romero, LLP with respect to the Bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Arkansas, LLC
(Registrant)
Date: March 19, 2019
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer